                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        CITADEL BROADCASTING CORPORATION

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

               Citadel Broadcasting Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          (1) The name of the Corporation is Citadel Broadcasting Corporation. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 27, 1993 under the name "DCO Shelf, Inc.", a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 18, 2001 changing the name to "FLCC Holdings, Inc.", a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 25, 2001 and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 4, 2002 changing the name to Citadel Broadcasting Corporation.
          (2) Pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation shall become effective at 8:59 a.m. (Eastern Time) on ___________, 2003 (the "Effective Time").
          (3) This Restated Certificate of Incorporation of the Corporation restates, integrates and further amends the Corporation's Restated Certificate of Incorporation to read in its entirety as follows:

     "FIRST: The name of the Corporation is Citadel Broadcasting Corporation.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

     FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 700,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and 200,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). Upon the effectiveness of this Restated Certificate of Incorporation, the terms of the Class A Common Stock shall be amended pursuant to this Restated Certificate of Incorporation and the Class A Common Stock shall be redesignated as Common Stock.

     The powers, preferences and rights of the shares of Common Stock and the Preferred Stock and the qualifications, limitations or restrictions thereof are as follows:

A.   COMMON STOCK

1. DIVIDENDS. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash or in property (including shares of capital stock or other securities of the Corporation).

2. DISSOLUTION, LIQUIDATION OR WINDING-UP. In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and of the amounts to which the holders of any outstanding shares of any capital stock ranking senior in preference to the Common Stock shall be entitled, and subject to the rights of the holders of any other class of capital stock of the Corporation, the holders of shares of Common Stock shall be entitled to share in the assets of the Corporation. The Board of Directors of the Corporation, in good faith, shall determine the fair market value, as of the date of distribution, of any property distributed in the event of any dissolution, liquidation or winding-up of the affairs of the Corporation (and such fair market value shall be the amount received in such dissolution, liquidation or winding-up by the stockholders by reason of the distribution of the property). Any determination made by the Board of Directors of the Corporation pursuant to this Subsection 2 shall be final and binding.

     For the purposes of this Subsection 2, neither the sale, conveyance, exchange or transfer (for cash or other property, including stock or other securities) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities nor any other similar transaction however characterized shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

3. VOTING RIGHTS. Except as otherwise required by law, or this Restated Certificate of Incorporation, every holder of Common Stock shall be entitled to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, in person or by proxy, for each share of Common Stock standing in such holder's name on the books of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

B.   PREFERRED STOCK

     Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designations and number of shares as shall be fixed by the Board of Directors of the Corporation prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors of the Corporation prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. Except to the extent otherwise provided in any resolution or resolutions providing for the issue of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

C.   FCC MATTERS

     In accordance with the Communications Act, and the FCC Regulations, the Board of Directors of the Corporation may (i) prohibit the ownership or voting of more than 20% of the Corporation's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country (collectively "Aliens"), or by any other entity (a) that is subject to or deemed to be subject to management influence by Aliens or (b) the equity of which is owned, controlled by, or held for the benefit of, Aliens in a manner that would cause the Corporation to be in violation of the Communications Act or the FCC Regulations; (ii) prohibit any transfer of the Corporation's stock which would cause more than 20% of the Corporation's outstanding capital stock to be owned or voted by or for any person or entity designated in foregoing clause (i); (iii) prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause the Corporation to violate or otherwise result in violation of any provision of the Communications Act or the FCC Regulations; and (iv) redeem capital stock to the extent necessary to bring the Corporation into compliance with the Communications Act or the FCC Regulations or to prevent the loss of the Corporation's FCC licenses.

     For purposes of the above paragraph, the "Communications Act" shall mean the Federal Communications Act of 1934, as amended, as in effect from time to time, and the "FCC Regulations" shall mean the rules, regulations or policies promulgated by the Federal Communications Commission and in effect from time to time. Notwithstanding any provisions contained herein to the contrary, if prior approvals must be obtained from the Federal Communications Commission (the "FCC Approvals"), (1) no stockholder shall possess any voting rights except as permitted by law; (2) no stockholder may nominate, appoint or designate any member of the Board of Directors; and (3) no stockholder shall be entitled to exercise any conversion rights or voting rights, until the FCC Approvals have been obtained.

     FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or this Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

A. NUMBER OF DIRECTORS. Except as otherwise fixed by or pursuant to the provisions of this Restated Certificate of Incorporation relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the then authorized number of directors of the Corporation, whether or not there exist any vacancies in previously authorized directorships, but in no event shall the number of directors be fewer than three. No director need be a stockholder.

B. CLASSES AND TERMS OF DIRECTORS. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes (I, II and III), as nearly equal in number as possible, and no class shall include less than one director. The initial term of office for members of Class I shall expire at the annual meeting of stockholders in 2003; the initial term of office for members of Class II shall expire at the annual meeting of stockholders in 2004; and the initial term of office for members of Class III shall expire at the annual meeting of stockholders in 2005. At each annual meeting of stockholders beginning in 2003, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified.

C. NEWLY-CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, even if less than a quorum is then in office, or by the sole remaining director, and shall not be filled by stockholders. Directors elected to fill a newly created directorship or other vacancies shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and has qualified.

D. REMOVAL OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the directors or any director may be removed from office at any time, but only for cause, at a meeting called for that purpose, and only by the affirmative vote of the holders of at least a majority of the voting power of all issued and outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

E. RIGHTS OF HOLDERS OF PREFERRED STOCK. Notwithstanding the foregoing provisions of this Article FIFTH, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the rights and preferences of such Preferred Stock as set forth in this Restated Certificate of Incorporation or in the resolution or resolutions of the Board of Directors relating to the issuance of such Preferred Stock, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such rights and preferences.

F. WRITTEN BALLOT NOT REQUIRED. Elections of directors need not to be by written ballot unless the By-laws of the Corporation shall otherwise provide.

G. ADVANCE NOTICE. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-laws of the Corporation.

H. BY-LAWS. The Board of Directors is expressly authorized to adopt, amend, or repeal the By-laws of the Corporation.

     SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such elimination from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation, adoption of any provision inconsistent herewith or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, alteration, amendment, adoption or modification. The provisions of this Article SIXTH shall continue as to a person who has ceased to be a director of the Corporation and shall inure to his heirs, executors, administrators and personal and legal representatives.

     SEVENTH: The Corporation shall indemnify any person who is or was or had agreed to become a director or officer of the Corporation or any person who is or was serving or who had agreed to serve at the request of the Board of Directors as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (including the heirs, executors, administrators and personal and legal representatives of such person) to the fullest extent authorized by the GCL, as the same exists or hereafter may be amended but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the GCL permitted the Corporation to provide immediately prior to such amendment) or any other applicable laws as presently or hereinafter in effect; PROVIDED, HOWEVER, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors, administrators and personal and legal representatives) in connection with a proceeding (or part hereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article Seventh of this Restated Certificate of Incorporation shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Seventh of this Restated Certificate of Incorporation to directors and officers of the Corporation.

     The rights to indemnification and to the advancement of expenses conferred in this Article Seventh of this Restated Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the By-Laws of this Corporation, any statute, agreement, policy, vote of stockholders or disinterested directors or otherwise.

     Any repeal, alteration or amendment of this Article Seventh of this Restated Certificate of Incorporation or adoption of any provision inconsistent herewith shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation or any other person entitled to or granted indemnification under this Article Seventh of this Restated Certificate of Incorporation existing at the time of such repeal, alteration, amendment, adoption or modification with respect to any acts or omissions occurring immediately prior to such repeal, alteration, amendment, adoption or modification.

     EIGHTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     NINTH: The Corporation elects not to be governed by Section 203 of the GCL."

          (4) This Restated Certificate of Incorporation has been duly adopted by written consent of a majority of the stockholders of the Corporation entitled to vote hereon in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed and acknowledged by its duly authorized officer this ___ day of _______________, 2003


                                           CITADEL BROADCASTING CORPORATION


                                           By:
                                              -----------------------------
                                              Name: Farid Suleman
                                              Title: Chief Executive Officer